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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

              NUVEEN PREFERRED AND CONVERTIBLE INCOME FUND 2 (JQC)
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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[NUVEEN INVESTMENTS LOGO]


Dear Nuveen Closed-End Fund Shareholder:

On April 11, 2007, the Annual Meeting of Shareholders for the Nuveen Preferred and Convertible Income Fund and Nuveen Preferred and Convertible Income Fund 2 was held but an insufficient number of shares were voted with respect to certain issues in time for the meeting. Therefore, the meeting of these Funds has been adjourned until April 30, 2007 so that we may continue to solicit votes from shareholders of the Funds regarding the following items:

     - To approve an amendment to the fee schedule of the investment sub-advisory agreement between Nuveen Asset Management, each Fund's investment adviser, and Symphony Asset Management LLC, a sub-adviser for each Fund.

     - To approve a new sub-advisory agreement between Nuveen Asset Management and Tradewinds Global Investors, LLC.

A large number of each Fund's shareholders have taken action on these important fund issues; however, we still have not received your vote.

NO MATTER HOW MANY SHARES YOU OWN, OR HOW YOU INTEND TO VOTE ON THE PROPOSAL ("FOR", "AGAINST", OR "ABSTAIN"), IT IS CRITICAL THAT YOUR VOTE BE COUNTED. ADDITIONALLY, YOUR IMMEDIATE RESPONSE WILL HELP SAVE ON THE COSTS OF ANY FUTURE SOLICITATIONS FOR THESE SHAREHOLDER VOTES.

A proxy card is enclosed for your convenience. If you have any questions, or would like another copy of the full proxy statement, please contact us at (800) 257-8787 weekdays from 8:00 a.m. to 6:00 p.m. Central Time.

For your convenience, you may vote your shares three separate ways:

- By telephone -- Call the toll-free number listed on the enclosed proxy card; or

-    On the internet -- Instructions are provided on the enclosed proxy card; or

- By completing and signing the enclosed proxy card(s), and mailing them in the enclosed postage-paid envelope.

We appreciate your ongoing support of the funds and look forward to receiving your vote by April 30th on these important proposals.

Sincerely,



Nuveen Investments